Exhibit 99.1

Hyperion DeFi Provides Corporate Update and Reports Second Quarter 2025 Financial Results

Successfully establishes cryptocurrency treasury reserve focused on the HYPE token and becomes the first publicly listed U.S. company to implement DeFi strategies on Hyperliquid blockchain

Accumulates more than 1.5 million HYPE to date and establishes co-branded validator with Kinetiq

Reiterates FDA registration of the Optejet User Filled Device (UFD) remains on track for September 2025

LAGUNA HILLS, CA—August 13, 2025—Hyperion DeFi, Inc. (NASDAQ: HYPD), the first publicly-listed U.S. company to implement DeFi strategies on its treasury of HYPE, the native token of the Hyperliquid protocol, and a pioneer in ophthalmic digital technologies, today provided a corporate update and announced financial results for the second quarter ended June 30th, 2025.

Second Quarter 2025 and Recent Achievements:

•	Closed a private placement financing of $50 million and successfully established a cryptocurrency treasury reserve focused on the HYPE token, acquiring more than 1.5 million HYPE to date.

•	Appointed cryptocurrency executive Hyunsu Jung as Chief Investment Officer and Board member.

•	Announced a co-branded validator with Kinetiq, a leading liquid staking protocol built natively for the Hyperliquid ecosystem.

o	The validator marks a significant step in Hyperion’s onchain engagement strategy, enabling the Company to earn yield on its more than 1.5 million HYPE while contributing directly to Hyperliquid blockchain’s stability and security.

•	Implemented a corporate rebranding and name change from Eyenovia, Inc. to Hyperion DeFi, Inc.

•	Hosted a successful corporate update webinar to discuss the Company's transformation from a digital ophthalmic technology company into Hyperion DeFi.

o	The event offered insight into how Hyperion DeFi is using blockchain-native assets like HYPE to build scalable, yield-generating products and support the growth of the Hyperliquid ecosystem.

Michael Rowe, Chief Executive Officer of Hyperion DeFi, stated, “The transformation that we have undergone over the past two months has been nothing short of remarkable, and I could not be more excited to be part of a pioneering organization that is leading the way in leveraging the accelerating adoption of digital currencies to create long-term value for shareholders. Hyperion DeFi blends the benefits of a regulated public company with opportunities only available through decentralized finance, and our focus on HYPE and the Hyperliquid ecosystem truly sets us apart as more and more companies adopt various digital treasury asset strategies.”

“At the same time, we continue to work tirelessly to complete the remaining development steps in support of FDA registration of the Optejet User Filled Device, which we anticipate next month. We are pleased with the level of interest we are seeing from potential development partners and view the Optejet UFD as an additional source of value.”

Hyunsu Jung, Chief Investment Officer of Hyperion DeFi, added, “Our focus here at Hyperion DeFi is to provide investors with the unique opportunity to partake in the value created by our operations in staking, capital deployment in DeFi, and other unique Hyperliquid growth initiatives. Accumulating more than 1.5 million HYPE was just the beginning - I am very excited for what the future holds for our company and our shareholders as we begin to deploy our other revenue-generating products. We expect these strategies to create powerful tailwinds for Hyperliquid’s continued growth and adoption, which should in turn benefit the performance of the HYPE token that we are continuing to accumulate in our treasury.”

Second Quarter 2025 Financial Review

For the second quarter of 2025, net loss attributable to common stockholders was $8.8 million, or $2.50 per share. This compares to a net loss of $11.1 million, or $16.65 per share, for the second quarter of 2024.

Research and development expenses for the second quarter of 2025 totaled $0.7 million, a decrease of $3.9 million, or 85%, compared to $4.6 million recorded for the second quarter of 2024. The decrease was driven primarily by a reduction in headcount in the fourth quarter of 2024 after the termination of the Company’s CHAPERONE study in November 2024.

General and administrative expenses for the second quarter of 2025 totaled $7.7 million, an increase of $3.9 million, or 104%, compared to $3.8 million recorded for the second quarter of 2024. The increase was due to a one-time non-cash stock-based compensation inducement grant given to a newly hired executive, as well as higher professional fees as a result of our assessment of strategic options earlier this year concluding with our $50 million financing and establishment of the treasury strategy in June. These costs were offset by decreases in costs resulting from initiatives that we implemented beginning late last year with the termination of the CHAPERONE study and commercial operations in November 2024.

As of June 30, 2025, the Company’s unrestricted cash and cash equivalents were $7.5 million, as compared to $2.1 million in unrestricted and restricted cash as of December 31, 2024.

About Hyperion DeFi, Inc.

Hyperion DeFi, Inc. is the first U.S. publicly listed company building a long-term strategic treasury of Hyperliquid’s native token, HYPE. The Company is focused on providing its shareholders with simplified access to the Hyperliquid ecosystem, one of the fastest growing, highest revenue-generating blockchains in the world. Shareholders benefit from a gradually compounding exposure to HYPE, both from its native staking yield and additional revenues generated from its unique on-chain utility.

Hyperion DeFi is also developing its proprietary Optejet User Filled Device (UFD) that is designed to work with a variety of topical ophthalmic liquids, including artificial tears and lens rewetting products. The Optejet is especially useful in chronic front-of-the-eye diseases due to its ease of use, enhanced safety and tolerability, and potential for superior compliance versus standard eye drops. Together, these benefits may result in higher treatment compliance and better outcomes for patients and providers.

For more information, please visit Hyperiondefi.com.

Forward Looking Statements

Except for historical information, all the statements, expectations and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements, our future activities or other future events or conditions, including the estimated market opportunities for our platform technology, the viability of, and risks associated with, our cryptocurrency treasury strategy, the clinical trials that may be necessary in connection with the clearance of the Optejet UFD, and the timing for sales growth of our approved products. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and in some cases are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the U.S. Securities and Exchange Commission.

In addition, such statements could be affected by risks and uncertainties related to, among other things: risks of our clinical trials, including, but not limited to, the potential advantages of our products, and platform technology; the rate and degree of market acceptance and clinical utility of our products; our estimates regarding the potential market opportunity for our products; reliance on third parties to develop and commercialize our products; the ability of us and our partners to timely develop, implement and maintain manufacturing, commercialization and marketing capabilities and strategies for our products; intellectual property risks; changes in legal, regulatory, legislative and geopolitical environments in the markets in which we operate and the impact of these changes on our ability to obtain regulatory approval for our products and product candidates; our competitive position; our ability to raise additional funds to maintain our business operations and to make payments on our debt obligations as and when necessary; and the risks of our cryptocurrency strategy as detailed in our Current Report on Form 8-K filed on June 27, 2025.

Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, Hyperion DeFi does not undertake any obligation to update any forward-looking statements.

Hyperion DeFi Investor Contact:
Eric Ribner
LifeSci Advisors, LLC
eric@lifesciadvisors.com
(646) 751-4363

Hyperion DeFi, Inc.

Condensed Balance Sheets

(unaudited)

	June 30,	December 31,
	2025	2024
	(unaudited)
Assets

Current Assets
Cash and cash equivalents	$7,532,291	$2,121,463
Deposit to be refunded	888,000	—
Prepaid expenses and other current assets	967,006	645,736
Total Current Assets	9,387,297	2,767,199

HYPE digital tokens	45,500,000	—
Property and equipment, net	22,959	—
Security deposits, non-current	182,200	182,200
Operating lease right-of-use asset	567,180	718,360
Total Assets	$55,659,636	$3,667,759

Liabilities and Stockholders’ Equity (Deficiency)

Current Liabilities:
Accounts payable	$901,594	$1,954,681
Accrued inducement grant	5,190,000	—
Accrued former licensor obligations	2,245,087	2,245,087
Accrued expenses and other current liabilities	1,496,804	1,322,674
Operating lease liabilities - current portion	477,609	575,163
Notes payable - current portion, net of debt discount of $0 and $527,870 as of June 30, 2025 and December 31, 2024, respectively	—	5,212,532
Convertible notes payable - current portion, net of debt discount of $0 and $263,930 as of June 30, 2025 and December 31, 2024, respectively	—	4,736,070
Total Current Liabilities	10,311,094	16,046,207

Notes payable - non-current portion, net of debt discount of $654,151 and $0 as of June 30, 2025 and December 31, 2024, respectively	7,516,735	—
Operating lease liabilities - non-current portion	473,241	717,504
Total Liabilities	18,301,070	16,763,711

Stockholders’ Equity (Deficiency):
Preferred stock, $0.0001 par value, 6,000,000 shares authorized; Series A Non-Voting Convertible Preferred Stock, 5,435,898 shares designated, and 5,435,897 and 0 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	544	—
Common stock, $0.0001 par value, 300,000,000 shares authorized; 4,854,827 and 1,506,369 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	485	151
Additional paid-in capital	244,841,981	182,213,889
Accumulated deficit	(207,484,444)	(195,309,992)
Total Stockholders’ Equity (Deficiency)	37,358,566	(13,095,952)
Total Liabilities and Stockholders’ Equity (Deficiency)	$55,659,636	$3,667,759

Hyperion DeFi, Inc.

Condensed Statement of Operations

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Operating Income
Revenue	$—	22,625	$14,720	$27,618
Cost of revenue	—	(490,361)	(48)	(693,388)
Gross Profit (Loss)	—	(467,736)	14,672	(665,770)

Operating Expenses:
Research and development	674,578	4,597,173	1,347,621	9,028,774
Selling, general and administrative	7,678,704	3,758,835	10,051,026	7,396,024
Reacquisition of license rights	—	2,864,600	—	4,864,600
Total Operating Expenses	8,353,282	11,220,608	11,398,647	21,289,398
Loss From Operations	(8,353,282)	(11,688,344)	(11,383,975)	(21,955,168)

Other Income (Expense):
Other income (expense), net	168,840	2,980	172,527	(94,578)
Gain on debt extinguishment	—	—	89,623	—
Change in fair value of equity consideration payable	—	1,240,800	—	1,240,800
Interest expense	(528,410)	(674,001)	(1,109,909)	(1,352,659)
Interest income	21,933	64,866	57,282	185,805
Total Other Income (Expense)	(337,637)	634,645	(790,477)	(20,632)

Net Loss	(8,690,919)	(11,053,699)	(12,174,452)	(21,975,800)

Dividend to preferred stockholders	(97,167)	—	(97,167)	—

Net Loss Attributable to Common Stockholders	$(8,788,086)	$(11,053,699)	$(12,271,619)	$(21,975,800)

Net Loss Per Share - Basic and Diluted	$(2.50)	$(16.65)	$(4.29)	$(35.26)

Weighted Average Shares Outstanding - Basic and Diluted	3,518,906	664,022	2,857,596	623,303